PFT (Putnam Funds Trust) Small Cap Growth Period ending
6/30/16

1.	Amendment to Bylaws dated as of April 22, 2016 -
Incorporated by reference to Post-Effective Amendment No.
236 to the Registrants Registration Statement filed on June
27, 2016.
2.	Sub-Management Contract between Putnam Investment
Management, LLC and Putnam Investments Limited dated
February 27, 2014; schedule A amended as of March 24, 2016
- Incorporated by reference to Post-Effective Amendment
No. 232 to the Registrants Registration Statement filed on
March 29, 2016.